Exhibit 99.1

Opexa Therapeutics Announces Changes to Senior Management Team

THE WOODLANDS, Texas--(BUSINESS WIRE)-- (April 1, 2013)– Opexa Therapeutics, Inc. (NASDAQ: OPXA), a leader in developing a patient specific T-cell immunotherapy for multiple sclerosis (MS) is pleased to announce the strengthening of its management team through the appointment of several key individuals. Karthik Radhakrishnan has been appointed Chief Financial Officer, Kenny Frazier has been appointed Vice President of Clinical Development and Regulatory Affairs and Maryann Murray has been appointed as Clinical Development Manager.

Mr. Radhakrishnan joins Opexa as CFO with over 10 years of healthcare capital markets experience and most recently was a Vice President at ING Investment Management in New York. While at ING, he was responsible for healthcare investments in the small & small-mid cap core/growth products that are part of the Fundamental Equity product line.  Previously he was the senior analyst at Eagle Asset Management, responsible for large cap growth healthcare. Prior to this, Mr. Radhakrishnan started his financial career at The Dow Chemical Company.  Mr. Radhakrishnan is a CFA charterholder and has an MBA degree from the University of Michigan, a Masters in Engineering from the State University of New York and a Bachelors degree from the Indian Institute of Technology.  He replaces David Jorden, Opexa’s Acting CFO, who will continue to serve as a Director of the Company.

Mr. Frazier joins as Vice President of Clinical Development and Regulatory Affairs and was previously at Lexicon Pharmaceuticals, where he was a Senior Director of Clinical Operations. At Lexicon, Mr. Frazier was responsible for overseeing activities including project/program management, clinical research monitoring, drug supply management, data management, biostatistics, clinical trial associates, meeting planning and medical writing. His responsibilities included worldwide management and conduct of all clinical trials across six therapeutic areas. Previously he was Director of Clinical Operations at Tanox, Inc. and was responsible for the management and conduct of Phase I-IV clinical trials across all therapeutic disciplines. Prior to this he was Director of Clinical Operations at DuPont Pharmaceuticals. Mr. Frazier has a Bachelor of Science degree in Biology from Texas Tech University. Mr. Frazier replaces Jaye L. Thompson, who has left the Company but will continue to serve in a consulting capacity.

Ms. Murray joins Opexa as the Clinical Development Manager and was previously at The University of Texas Health Science Center as a Research Coordinator. She has many years experience as a Clinical Research Manager at several neurology centers across Texas including the site that conducted Opexa’s Phase I clinical studies with Tcelna. Ms. Murray has a Bachelor of Science degree in Microbiology from Michigan State University.

“We are very pleased to be strengthening the Opexa team with such highly qualified individuals,” commented Neil K. Warma, President and Chief Executive Officer of Opexa. Karthik’s financial expertise and understanding of the investment environment will be a tremendous asset to help us realize the full value of our clinical programs. He has a wealth of experience and a strong network from which to draw, having spent several years in the center of New York City’s investment hub. He and his family will be relocating to The Woodlands area. We would also like to thank David for his recent oversight of the finance function, and we look forward to his continued contribution on our Board,” added Mr. Warma.

“It is with great pleasure that I am joining Opexa at this value inflection stage of its growth.  Opexa is working towards providing the MS community an elegant and safe patient-specific immunotherapy that is a badly needed option in the treatment regimen toolkit.  Present therapies are broadly immunosuppressive while Tcelna is a targeted patient-specific approach to regulate the immune system.  As the CFO, my priority will be to help Opexa unlock the promise behind Tcelna and the broader T-cell platform while creating value for the shareholders,” commented Mr. Radhakrishnan.

“The addition of Kenny and Maryann is also very timely to Opexa as we are in the ramp-up stage of the enrollment for our Phase IIb Abili-T clinical trial in secondary progressive MS.  Kenny brings extensive clinical expertise from roles at Lexicon and Tanox where he was responsible for the execution of large clinical trials in various stages and indications.  We are happy to have Maryann be part of the clinical team especially given her prior experience with a principal investigator of Tcelna while it was in Phase I development.  We would also like to thank Jaye for her solid contributions over the past several years in support of the development of Tcelna,” commented Mr. Warma.

“With the signing of the option and license agreement with Merck Serono in February 2013 and recent additions to the management team, we believe Opexa is well-positioned to execute on its clinical development strategy,” highlighted Mr. Warma.

About Multiple Sclerosis (MS)

MS is a chronic, inflammatory condition of the central nervous system and is the most common, non-traumatic, disabling neurological disease in young adults. It is estimated that approximately two million people have MS worldwide.

While symptoms can vary, the most common symptoms of MS include blurred vision, numbness or tingling in the limbs and problems with strength and coordination. The relapsing forms of MS are the most common.

About Tcelna

Tcelna is a potential personalized therapy that is under development to be specifically tailored to each patient's disease profile. Tcelna is manufactured using ImmPath™, Opexa's proprietary method for the production of a patient-specific T-cell immunotherapy, which encompasses the collection of blood from the MS patient, isolation of peripheral blood mononuclear cells, generation of an autologous pool of myelin-reactive T-cells (MRTCs) raised against selected peptides from myelin basic protein (MBP), myelin oligodendrocyte glycoprotein (MOG) and proteolipid protein (PLP), and the return of these expanded, irradiated T-cells back to the patient. These attenuated T-cells are reintroduced into the patient via subcutaneous injection to trigger a therapeutic immune system response.

Opexa is currently conducting a Phase IIb study of Tcelna. Named Abili-T, the trial is a randomized, double-blind, placebo-controlled clinical study in patients who demonstrate evidence of disease progression with or without associated relapses. The trial is expected to enroll 180 patients at approximately 30 leading clinical sites in the U.S. and Canada with each patient receiving two annual courses of Tcelna treatment consisting of five subcutaneous injections per year. The trial’s primary efficacy outcome is the percentage of brain volume change (atrophy) at 24 months. Study investigators will also measure several important secondary outcomes commonly associated with MS, including disease progression as measured by the Expanded Disability Status Scale (EDSS), annualized relapse rate and changes in disability as measured by EDSS and the MS Functional Composite.

About Opexa

Opexa is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases such as MS. The Company’s leading therapy candidate, Tcelna™, is a personalized cellular immunotherapy that is in Phase IIb clinical development for MS. Tcelna is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the development of the Company’s product candidate, Tcelna (imilecleucel-T), constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to, risks associated with: market conditions; our capital position; the rights and preferences provided to the Series A convertible preferred stock and investors in the convertible secured notes we issued in July 2012 (including a secured interest in all of our assets); our ability to compete with larger, better financed pharmaceutical and biotechnology companies; new approaches to the treatment of our targeted diseases; our expectation of incurring continued losses; our uncertainty of developing a marketable product; our ability to raise additional capital to continue our development programs (including to undertake and complete any ongoing or further clinical studies for Tcelna), including in this regard our ability to satisfy various conditions required to access the financing potentially available under the purchase agreements with Lincoln Park Capital Fund, LLC (such as the minimum closing price for our common stock, the registration of the underlying shares of common stock under the Securities Act of 1933, as amended, and the requirement for an ongoing trading market for our stock); our ability to regain and maintain compliance with NASDAQ listing standards; the success of our clinical trials (including the Phase IIb trial for Tcelna in secondary progressive MS which, depending upon results, may determine whether Merck elects to exercise its Option); whether Merck exercises its Option and, if so, whether we receive any development or commercialization milestone payments or royalties from Merck pursuant to the Option; our dependence (if Merck exercises its Option) on the resources and abilities of Merck for the further development of Tcelna; the efficacy of Tcelna for any particular indication, such as for relapsing remitting MS or secondary progressive MS; our ability to develop and commercialize products; our ability to obtain required regulatory approvals; our compliance with all Food and Drug Administration regulations; our ability to obtain, maintain and protect intellectual property rights (including for Tcelna); the risk of litigation regarding our intellectual property rights or the rights of third parties; the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that we may license or transfer; our limited manufacturing capabilities; our dependence on third-party manufacturers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in the reports we file with the Securities and Exchange Commission.

CONTACT:
Opexa Therapeutics, Inc.	Investor Relations:
Karthik Radhakrishnan	The Trout Group
Chief Financial Officer	Adam Cutler
281-775-0600	646-378-2936
kradhakrishnan@opexatherapeutics.com	opexa@troutgroup.com